Exhibit 10.1

CUSTOMER AGREEMENT – FIFTH AMENDMENT

This FIFTH AMENDMENT TO THE CUSTOMER AGREEMENT (“Fifth Amendment”) is dated as of October 15, 2020 by and between Church & Dwight Co., Inc. (“C&D”) and Neoteric Cosmetics, Inc.  (“Customer”). Each a “Party”, together the “Parties”.

PREAMBLE

WHEREAS, C&D and Customer entered into a Customer Agreement, with an effective date of July 15, 2014, which was amended on July 1, 2016, July 17, 2017, May 1, 2018 and August 1, 2019 (collectively the “Agreement”);

WHEREAS, Customer wishes to continue to distribute certain C&D products; and

WHEREAS, C&D and Customer hereby mutually desire to amend the Agreement as stated below.

The Parties hereby agree to amend the Agreement as follows effective as at the Effective Date (as defined below):

1.	Section 2 – Term.

The Term of the Agreement is hereby renewed for a period of one (1) year from January 1, 2021 through December 31, 2021 and shall thereafter automatically renew for one (1) year renewal terms, subject to being terminated at the end of any term, upon at least one hundred twenty days (120) prior written notice given by either party to the other party.

2.	Section 11(f) is hereby deleted and replaced with the following:

Section 11(f). No later than 30 days after the expiration or termination of this Agreement (i) C&D may re- purchase from Customer, at the price paid by Customer for such Products, all Products supplied to Customer under this Agreement which are not subject to orders from Authorized Specialty Retailers and are in good and saleable condition (“Repurchase Products”) or (ii) the parties shall agree otherwise in writing regarding the disposal of Repurchase Products in a manner that reimburses Customer in full for the price paid by Customer for such Products, up to $250,000 (“Required Purchase Price”). In the event that the amount of Repurchase Products exceeds the Required Purchase Price, (1) Customer may continue to dispose of remaining Products and (2) C&D shall facilitate sales of the remaining Products through all channels of distribution available to C&D and Customer, until all such Products have been sold.

3.	Section 13 is hereby amended as follows:

Section 13. ASSIGNABILITY; NOTICE.  Except as otherwise provided herein, this Agreement shall not be assignable by Customer without C&D's prior written consent.

All notices required or permitted under this Agreement shall be addressed as follows:

(a)	If to Customer:

Neoteric Cosmetics, Inc.

8400 E. Crescent Parkway Suite 450 Greenwood Village, CO 80111 ATTN: Mark Goldstein

Telefax: 1-303-576-6110

(b)	If to C&D:

Church & Dwight Co., Inc. ATTN: General Counsel 500 Charles Ewing Blvd. Ewing, New Jersey 08628 Telefax: 1-609-403-7283

All notices shall be delivered to the other party by: (a) personal delivery; (b) facsimile transmission from the office of the sending party or its legal representative, with a delivery receipt obtained; or (c) internationally recognized courier, prepaid for next business day delivery.

Notices delivered in person shall be deemed to have been delivered upon receipt by the party to which such notice was delivered; notices delivered by facsimile shall be deemed to have been delivered on the date on which the facsimile was sent as evidenced by the transmission receipt; and notices by courier shall be deemed to have been delivered one (1) business day after deposit with such courier as evidenced by the receipt provided by the courier.

4.	Authorized Specialty Retailers List.

As of January 1, 2021, the Authorized Specialty Retailer List is deleted in its entirety and replaced with the revised Authorized Specialty Retailer List to be delivered by C&D concurrently with the execution of this Fifth Amendment.

5.	Effect of the Fifth Amendment.

In the event of any conflict between the terms set forth in this Fifth Amendment and the terms of the Agreement, the terms in this Fifth Amendment shall supersede and control as to the subject matter. In all other respects, all other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used in this Fifth Amendment shall have the meaning ascribed to them in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, this Fifth Amendment is executed and effective as of November 9, 2020 (“Effective Date”) by the duly authorized representatives of the Parties.

CHURCH & DWIGHT CO., INC.		NEOTERIC COSMETICS, INC

By:	/s/ Gina Hall	By:	/s/ Mark Goldstein

Name:	Gina Hall	Name:	Mark Goldstein

Title:	VP Sales Non-Food	Title:	CEO

Date:	November 2, 2020	Date:	November 9, 2020

C&D Law:	/s/ AA